UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 5, 2009

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

333-88242

34-1959351

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303-215-5200

N/A

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 16, 2006, Jacobs Entertainment, Inc. (the “Registrant”) entered into a Credit Agreement with certain lenders (“Lenders”) from time to time party thereto, Credit Suisse Securities (USA) LLC and CIBC World Markets Corp., as joint lead arrangers and joint bookrunners, Credit Suisse, Cayman Islands Branch, as issuing bank, collateral agent and administrative agent (in such capacity, the “Administrative Agent”), CIBC World Markets Corp., as syndication agent, CIT Lending Services Corporation, as co-documentation agent, and Wells Fargo Bank, National Association, as co-documentation agent and swingline lender (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  The Credit Agreement was filed by the Registrant with the Securities and Exchange Commission as an exhibit to its Report on Form 8-K dated June 22, 2006.  Capitalized terms used herein without definition herein having the meanings assigned thereto in the Credit Agreement.

Subsequently, the Registrant informed the Administrative Agent that it desired to make changes to three of the financial covenants contained in the Credit Agreement.  The Administrative Agent then obtained the required consent of the Lenders and, upon payment by the Registrant of customary administrative and consent fees, Amendment No. 1 to the Credit Agreement was executed by the parties on May 4, 2007.

In January 2009, the Registrant informed the Administrative Agent that it desired to make changes to one of the financial covenants contained in the Credit Agreement.  The Administrative Agent then obtained the required consent of the Lenders and, upon payment by the Registrant of customary administrative and consent fees, Amendment No. 2 to the Credit Agreement was executed by the parties on February 5, 2009.

Essentially, the Amendment increases the maximum permitted Senior Secured Leverage Ratio and adjusts the Test Periods to accommodate the Registrant’s current expectations as to forecasted performance.  The Registrant was in compliance with all financial covenants in the Credit Agreement at September 30, 2008, the date of its most recent Test Period.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

Exhibit No.	Description

10.31	Amendment No. 2 dated February 5, 2009 to the Credit Agreement dated June 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: February 6, 2009	By:	/s/ Brett A. Kramer

Brett A. Kramer

Chief Financial Officer